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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 28, 2012 with respect to the consolidated financial statements of VIST Financial Corp. as of and for the year ended December 31, 2011 contained in this Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 16, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM